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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement pertaining to the 1997 Stock-Based Incentive Compensation Plan and the 1997 Stock-Based Incentive Compensation Plan for Non-employee Directors of Delco Remy International, Inc., on Form S-8 of our report dated March 26, 1998 of the financial statements of Williams Technologies, Inc., appearing in Form 8-K/A dated January 27, 1999.

DELOITTE & TOUCHE LLP
Columbus, Ohio
March 28, 1999